CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent to the use in this  Pre-Effective  Amendment  No. 1 to  Registration
Statement No.  333-114495 of Oppenheimer  Principal  Protected Trust III on Form
N-1A of our report  dated  September  24, 2004  appearing  in the  Statement  of
Additional Information, which is part of such Registration Statement, and to the reference to us under the heading  "Independent  Auditors"  in the  Statement of
Additional Information.

We  also  consent  to the  incorporation  by  reference  in  this  Pre-Effective
Amendment  No.  1  to  Registration  Statement  No.  333-114495  of  Oppenheimer
Principal Protected Trust III on Form N-1A of our report on the Oppenheimer Main
Street Fund dated  September 22, 2003 appearing in the  Oppenheimer  Main Street
Fund's Annual Report to Shareholders  for the year ended August 31, 2003, in the
Statement  of  Additional   Information  which  is  part  of  such  Registration
Statement.

/s/Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP

Denver, Colorado
September 24, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Pre-Effective Amendment No. 1 to Registration
Statement No.  333-114495 of  Oppenheimer  Principal  Protected Main Street Fund
III, a series of Oppenheimer  Principal  Protected Trust III on Form N-1A of our
report dated March 1, 2004 relating to the consolidated  financial statements of
Merrill  Lynch Bank USA for the year ended  December  26, 2003  appearing in and incorporated by reference in such Registration Statement.

/s/ Deloitte & Touche LLP
----------------------------------
Deloitte & Touche, LLP

Salt Lake City, Utah
September 23, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Oppenheimer Principal Protected Main Street Fund III

     We have audited the  accompanying  statement of assets and  liabilities  of
Oppenheimer  Principal  Protected  Main Street Fund III as of September 7, 2004.
This financial statement is the responsibility of the Fund&  management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance  with  standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and  liabilities is free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the statement of assets and  liabilities.  An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of assets and liabilities  presentation.  We believe  that our audit of the  statement of assets and  liabilities  provides a reasonable basis for our opinion.

     In our opinion,  such statement of assets and liabilities  presents fairly, in all  material  respects,  the  financial  position of  Oppenheimer  Principal
Protected  Main  Street  Fund III at  September  7,  2004,  in  conformity  with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche, LLP

Denver, Colorado
September 24, 2004